As filed with the Securities and Exchange Commission on November 4, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Evaxion Biotech A/S

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable
(Translation of Registrant’s name into English)

The Kingdom of Denmark (State or Other Jurisdiction of Incorporation or Organization)	2836 (Primary Standard Industrial Classification Code Number)	NOT APPLICABLE (I.R.S. Employer Identification Number)

Dr. Neergaards Vej 5F
2970 Hørsholm
Denmark
Tel: +45 53 53 18 50
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lars Staal Wegner, M.D.
Chief Executive Officer
Evaxion Biotech A/S
Dr. Neergaards Vej 5F
2970 Hørsholm
Denmark
Tel: +45 53 53 18 50
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Dwight A. Kinsey Rina R. Patel Duane Morris LLP 230 Park Avenue Suite 1130 New York, NY 10169 Telephone: (212) 818-9200 Facsimile: (212) 818-9606	Lars Lüthjohan Jensen Mazanti-Andersen AdvokatPartnerselskab Amaliegade 10 DK-1256 Copenhagen K Denmark Telephone: +45 3314 3536	Ivan Blumenthal Daniel Bagliebter Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center 666 Third Avenue New York, NY 10017 Telephone: (212) 935-3000 Facsimile: (212) 983-3115	Anne Zeuthen Løkkegaard Noel Strange-Obel Johansen Accura Advokatpartnerselskab Tuborg Boulevard 1 DK-2900 Hellerup Denmark Telephone: +45 3945 2800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)(4)	Amount of Registration Fee(3)
Ordinary shares, DKK 1 nominal value per share	$4,599,992	$427

(1)	All ordinary shares will be represented by American Depositary Shares, or ADSs, with each ADS representing one (1) ordinary share of the Registrant. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-252038).
(2)	Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $23,000,000 on Amendment No. 1 to Registration Statement on Form F-1 (File No. 333-260493), which was declared effective on November 4, 2021. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $4,599,992 is hereby registered, which includes ADSs issuable upon exercise of the underwriters’ option to purchase additional ADSs and does not include the securities that the Registrant previously registered on Amendment No. 1 to Registration Statement on Form F-1 (File No. 333-260493).
(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum offering price.
(4)	Includes the aggregate offering price of additional ordinary shares which the underwriters have the option to purchase. All of the ordinary shares will be represented by ADSs.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of American Depositary Shares (“ADSs”) with each ADS representing one (1) ordinary share, nominal value DKK 1 per share, of the Registrant contemplated by Amendment No. 1 to Registration Statement on Form F-1 (File No. 333-260493), initially filed with the Commission by the Registrant on October 26, 2021 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement, representing an increase in the maximum aggregate offering price of $4,599,992. The contents of the Prior Registration Statement, which was declared effective by the Commission on November 4, 2021, and all exhibits thereto are hereby incorporated by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-260493 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit Number	Description

5.1	Form of Opinion of Mazanti-Andersen regarding the validity of the Ordinary Shares being registered

23.1	Consent of EY Godkendt Revisionspartnerselskab

23.2	Consent of Mazanti-Andersen (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form F-1 (File No. 333-260493), as amended, initially filed with the Securities and Exchange Commission on October 26, 2021 and incorporated by reference herein.)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Copenhagen, Denmark on November 4, 2021.

EVAXION BIOTECH A/S

By:	/s/ Lars Staal Wegner, M.D.
Name: Lars Staal Wegner, M.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Lars Staal Wegner, M.D.	Chief Executive Officer	November 4, 2021
Lars Staal Wegner, M.D.	(Principal Executive Officer)

/s/ Niels Iversen Møller M.D.	Interim Chief Financial Officer	November 4, 2021
Niels Iversen Møller M.D.	(Principal Financial Officer and Principal Accounting Officer)

*	Chairwoman	November 4, 2021
Marianne Søgaard

*	Director	November 4, 2021
Roberto Prego

*	Director	November 4, 2021
Steven Projan

*	Director	November 4, 2021
Lars Holtug

* By:	/s/ Lars Staal Wegner, M.D.
Lars Staal Wegner, M.D. Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Evaxion Biotech A/S has signed this registration statement on November 4, 2021.

EVAXION BIOTECH A/S

/s/ Lori Hollander

Name: Lori Hollander Title: Vice President, Financial Planning & Analysis

Exhibit Number	Description

5.1	Form of Opinion of Mazanti-Andersen regarding the validity of the Ordinary Shares being registered

23.1	Consent of EY Godkendt Revisionspartnerselskab

23.2	Consent of Mazanti-Andersen (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form F-1 (File No. 333-260493), as amended, initially filed with the Securities and Exchange Commission on October 26, 2021 and incorporated by reference herein.)

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